UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2015
FCA US LLC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

FCA US LLC ("FCA US") today announced it has entered into a consent order (the "Consent Order") with the National Highway Traffic Safety Administration ("NHTSA") which resolves the issues raised by NHTSA with respect to FCA US’s execution of 23 recall campaigns in NHTSA’s Special Order issued to FCA US on May 22, 2015 and further addressed at a NHTSA public hearing held on July 2, 2015. The Consent Order includes an admission by FCA US that in three specified campaigns it had failed to timely provide an effective remedy, and that it did not timely comply with various reporting requirements under the National Traffic and Motor Vehicle Safety Act of 1966.
Pursuant to the Consent Order, FCA US has agreed to make a $70 million cash payment to NHTSA and to spend $20 million on industry and consumer outreach activities and incentives to enhance certain recall and service campaign completion rates. An additional $15 million payment will be payable by FCA US if it fails to comply with certain terms of the Consent Order.
FCA US has also agreed to undertake specific actions to improve its recall execution. The Consent Order will be supervised by an independent monitor and will remain in place for three years subject to NHTSA’s right to extend for an additional year in the event of FCA US's noncompliance with the Consent Order.
The foregoing summary is qualified in its entirety by the full text of the Consent Order, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1    Consent Order dated July 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015

FCA US LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consent Order dated July 24, 2015.